EXHIBIT 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Six Months Ended
June 30, 2014

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
SECOND QUARTER 2014 RESULTS
Achieved Q2 Same-Center NOI Growth of 1.9%

•	FFO per diluted share, as adjusted, was $0.55 for the second quarter of 2014 compared with $0.55 for the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in the second quarter of 2014 increased 11.7% over the prior gross rent per square foot.

•	Total portfolio occupancy increased 50 basis points to 93.5% in the second quarter of 2014 over the prior-year period.

•	Same-store sales per square foot increased 1.1% for reporting stabilized mall tenants 10,000-square-feet or less during the second quarter 2014 compared with the prior-year period.
CHATTANOOGA, Tenn. (July 29, 2014) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter ended June 30, 2014. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Funds from Operations ("FFO") per diluted share	$0.55	$0.51	$1.28	$1.04
FFO, as adjusted, per diluted share (1)	$0.55	$0.55	$1.06	$1.08
(1) FFO, as adjusted, for the six months ended June 30, 2014 excludes a partial legal settlement of $0.8 million and gain on extinguishment of debt of $42.7 million primarily related to the January 2014 foreclosure of the mortgage loan secured by Citadel Mall. FFO, as adjusted, for the three and six months ended June 30, 2013 excludes a loss on extinguishment of debt of $9.1 million, primarily related to the prepayment of a secured loan and a gain on investment of $2.4 million related to collection of a note receivable.

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "With our strong second quarter results, we remain on track to meet our outlined goals for the year for same-center NOI growth and other key operating metrics. We are also making progress on our asset disposition program with one additional mall under contract and several others under active negotiations. We are committed to the successful execution of our strategy to dispose of non-core properties and reinvest into higher growth assets.
"We are also excited about this week's opening of The Outlet Shoppes of the Bluegrass between Louisville and Lexington, Kentucky which is 100% leased with an incredible line-up of more than 80 premium brands. This property is a terrific addition to the CBL portfolio."

1

FFO allocable to common shareholders, as adjusted, for the second quarter of 2014 was $93.0 million, or $0.55 per diluted share, compared with $90.8 million, or $0.55 per diluted share, for the second quarter of 2013. FFO of the operating partnership, as adjusted, for the second quarter of 2014 was $109.1 million compared with $106.9 million, for the second quarter of 2013. FFO per share was flat from the prior-year period primarily as a result of dilution from the equity raised through the Company's At-The-Market program during the second quarter 2013 and the sale of assets in the third quarter 2013.
Net income attributable to common shareholders for the second quarter of 2014 was $26.7 million, or $0.16 per diluted share, compared with net income of $0.5 million, or $0.00 per diluted share, for the second quarter of 2013.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended June 30, 2014
Portfolio same-center NOI	1.9%
Mall same-center NOI	1.4%

(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED JUNE 30, 2014

•
Contributions from new and renewal lease spreads resulted in $3.5 million of growth in minimum rent compared with the prior-year period, partially offset by a $0.7 million decline in percentage rents due to lower sales year-to-date.

•	Operating expenses improved by $0.4 million and maintenance and repairs improved by $0.8 million, primarily as a result of expense controls and cost saving measures.

•	Real estate taxes increased by $0.5 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of June 30,
	2014	2013
Portfolio occupancy	93.5%	93.0%
Mall portfolio	93.1%	92.7%
Same-center stabilized malls	92.9%	93.0%
Stabilized malls	92.9%	92.6%
Non-stabilized malls (1)	97.6%	100.0%
Associated centers	95.0%	93.6%
Community centers	97.0%	96.4%

(1) Includes The Outlet Shoppes at Oklahoma City and The Outlet Shoppes at Atlanta as of June 30, 2014. Includes The Outlet Shoppes at Oklahoma City as of June 30, 2013.

2

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Six Months Ended June 30, 2014
Stabilized Malls	11.7%
New leases	27.8%
Renewal leases	4.2%

Same-Store Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended June 30,
	2014	2013	% Change
Stabilized mall same-store sales per square foot	$354	$364	(2.7)%

DEVELOPMENT
On July 31st, the Company will celebrate the Grand Opening of The Outlet Shoppes of the Bluegrass in Simpsonville (Louisville), KY. The 375,000-square-foot outlet center will open 100% leased or committed with more than 80 stores, including Michael Kors, Nike, Saks Fifth Avenue off 5th and The North Face.

TRANSACTIONS
In May 2014, the Company completed the sale of Lakeshore Mall in Sebring, FL, for $14.0 million. In June 2014, the Company completed the sale of an expansion to the Foothills Plaza associated center in Maryville, TN, for $2.6 million.

Subsequent to the quarter-end, CBL entered into non-binding contracts for the sale of one mall and its associated center and a community center. Subject to the completion of normal due diligence and closing conditions, the sales are expected to close in the fourth quarter 2014. The aggregate scale of the transactions is less than $25.0 million. Additional details will be announced following the expiration of due diligence.

FINANCING ACTIVITY
In July, CBL closed on a $126.0 million non-recourse loan secured by Coastal Grand in Myrtle Beach, SC. The mall is owned in a 50/50 joint venture. The new ten-year loan bears interest at a fixed rate of 4.0865% and matures in August 2024. Proceeds from the loan were used to retire the existing $75.2 million loan. Excess proceeds were distributed 50/50 to the Company and its partner. The Company used its share of net proceeds to pay down outstanding balances on the Company's lines of credit.

OUTLOOK AND GUIDANCE
The Company is affirming 2014 Adjusted FFO guidance in the range of $2.22 - $2.26 per diluted share. CBL is assuming same-center NOI growth of 1.0-2.0% in 2014.

The guidance also assumes the following:

•	Flat interest expense

•	$2.0 million to $4.0 million of outparcel sales

•	0-25 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2014

•	No additional unannounced acquisition or disposition activity

•	No unannounced capital markets activity - equity or debt

3

	Low	High
Expected diluted earnings per common share	$0.56	$0.60
Adjust to fully converted shares from common shares	(0.09)	(0.10)
Expected earnings per diluted, fully converted common share	0.47	0.50
Depreciation and amortization	1.79	1.79
Noncontrolling interest in earnings of Operating Partnership	0.08	0.09
Impairment of real estate	0.09	0.09
Expected FFO per diluted, fully converted common share	$2.43	$2.47
Net gain on debt extinguishment and litigation settlement	(0.21)	(0.21)
Expected adjusted FFO per diluted, fully converted common share	$2.22	$2.26

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, July 30, 2014, to discuss its second quarter results. The number to call for this interactive teleconference is (800) 736-4594 or (212) 231-2902. A replay of the conference call will be available through August 6, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21706209. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.
To receive the CBL & Associates Properties, Inc., second quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.
The Company will also provide an online webcast and rebroadcast of its 2014 second quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, July 30, 2014 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 152 properties, including 92 regional malls/open-air centers. The properties are located in 30 states and total 86.7 million square feet including 7.3 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest

4

in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the first quarter of 2014, the Company recognized a $42.7 million net gain on the extinguishment of debt in connection with the foreclosure of the mortgage loan encumbering Citadel Mall and the early retirement of the mortgage loan encumbering St. Clair Square. Additionally, the Company received income of $0.8 million as a partial settlement of ongoing litigation. During the three and six month periods ended June 30, 2013, the Company recorded $2.4 million of gain on investment and $9.1 million of loss on extinguishment of debt. Considering the significance and nature of these items, the Company believes it is important to identify their impact on 2014 FFO measures for readers to have a complete understanding on the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures for 2014, excluding these items.
Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

5

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Six Months Ended June 30, 2014
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES:
Minimum rents	$167,631	$165,512	$336,908	$330,930
Percentage rents	1,824	2,335	5,430	7,051
Other rents	4,613	4,521	9,895	9,665
Tenant reimbursements	70,774	70,666	142,992	142,948
Management, development and leasing fees	2,813	2,850	5,948	5,925
Other	9,278	9,701	17,003	17,548
Total revenues	256,933	255,585	518,176	514,067
OPERATING EXPENSES:
Property operating	35,527	33,663	75,538	72,796
Depreciation and amortization	70,609	68,117	139,692	137,173
Real estate taxes	22,089	21,389	43,436	43,805
Maintenance and repairs	12,623	13,229	28,788	27,419
General and administrative	11,336	12,876	26,109	26,300
Loss on impairment	106	21,038	17,256	21,038
Other	7,390	8,191	13,935	14,847
Total operating expenses	159,680	178,503	344,754	343,378
Income from operations	97,253	77,082	173,422	170,689
Interest and other income	1,544	661	3,072	1,388
Interest expense	(59,277)	(57,209)	(119,783)	(117,033)
Gain (loss) on extinguishment of debt	—	(9,108)	42,660	(9,108)
Gain on sales of real estate assets	1,925	457	3,079	1,000
Gain on investment	—	2,400	—	2,400
Equity in earnings of unconsolidated affiliates	3,418	2,729	7,102	5,348
Income tax provision	(786)	(757)	(1,183)	(583)
Income from continuing operations	44,077	16,255	108,369	54,101
Operating income (loss) of discontinued operations	(59)	1,893	(558)	3,151
Gain on discontinued operations	107	91	90	872
Net income	44,125	18,239	107,901	58,124
Net income attributable to noncontrolling interests in:
Operating Partnership	(4,620)	(36)	(12,271)	(3,527)
Other consolidated subsidiaries	(1,547)	(6,479)	(2,378)	(12,560)
Net income attributable to the Company	37,958	11,724	93,252	42,037
Preferred dividends	(11,223)	(11,223)	(22,446)	(22,446)
Net income attributable to common shareholders	$26,735	$501	$70,806	$19,591

Basic and diluted per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$0.16	$(0.01)	$0.42	$0.10
Discontinued operations	0.00	0.01	0.00	0.02
Net income attributable to common shareholders	$0.16	$0.00	$0.42	$0.12
Weighted-average common and potential dilutive common shares outstanding	170,267	166,607	170,232	164,088

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$26,694	$(1,184)	$71,205	$16,181
Discontinued operations	41	1,685	(399)	3,410
Net income attributable to common shareholders	$26,735	$501	$70,806	$19,591

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$26,735	$501	$70,806	$19,591
Noncontrolling interest in income of Operating Partnership	4,620	36	12,271	3,527
Depreciation and amortization expense of:
Consolidated properties	70,609	68,117	139,692	137,173
Unconsolidated affiliates	10,256	9,923	20,117	19,871
Discontinued operations	—	2,398	—	5,004
Non-real estate assets	(603)	(484)	(1,197)	(958)
Noncontrolling interests' share of depreciation and amortization	(1,569)	(1,282)	(3,102)	(2,889)
Loss on impairment	106	21,038	17,937	21,038
Gain on depreciable property	(952)	—	(934)	(2)
Gain on discontinued operations, net of taxes	(87)	(55)	(87)	(540)
Funds from operations of the Operating Partnership	109,115	100,192	255,503	201,815
Litigation settlement	—	—	(800)	—
Gain on investment	—	(2,400)	—	(2,400)
(Gain) loss on extinguishment of debt	—	9,108	(42,660)	9,108
Funds from operations of the Operating Partnership, as adjusted	$109,115	$106,900	$212,043	$208,523

Funds from operations per diluted share	$0.55	$0.51	$1.28	$1.04

Funds from operations, as adjusted, per diluted share	$0.55	$0.55	$1.06	$1.08

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,726	196,153	199,734	193,633

Reconciliation of FFO of the Operating Partnership to FFO allocable to common shareholders:
Funds from operations of the Operating Partnership	$109,115	$100,192	$255,503	$201,815
Percentage allocable to common shareholders (1)	85.25%	84.94%	85.23%	84.74%
Funds from operations allocable to common shareholders	$93,021	$85,103	$217,765	$171,018

Funds from operations of the Operating Partnership, as adjusted	$109,115	$106,900	$212,043	$208,523
Percentage allocable to common shareholders (1)	85.25%	84.94%	85.23%	84.74%
Funds from operations allocable to common shareholders, as adjusted	$93,021	$90,801	$180,724	$176,702

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 11.

CBL & Associates Properties, Inc. Supplemental Financial And Operating Information For the Three Months and Six Months Ended June 30, 2014

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$419	$1,725	$1,351	$2,538
Lease termination fees per share	$—	$0.01	$0.01	$0.01

Straight-line rental income	$801	$1,746	$1,283	$2,836
Straight-line rental income per share	$—	$0.01	$0.01	$0.01

Gains on outparcel sales	$1,000	$457	$2,145	$1,000
Gains on outparcel sales per share	$0.01	$—	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$188	$43	$405	$629
Net amortization of acquired above- and below-market leases per share	$—	$—	$—	$—

Net amortization of debt premiums and discounts	$539	$700	$1,080	$1,076
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax provision	$(786)	$(757)	$(1,183)	$(583)
Income tax provision per share	$—	$—	$(0.01)	$—

Loss on impairment from continuing operations	$(106)	$(21,038)	$(17,256)	$(21,038)
Loss on impairment from continuing operations per share	$—	$(0.11)	$(0.09)	$(0.11)

Loss on impairment from discontinued operations	$—	$—	$(681)	$—
Loss on impairment from discontinued operations per share	$—	$—	$—	$—

Gain (loss) on extinguishment of debt	$—	$(9,108)	$42,660	$(9,108)
Gain (loss) on extinguishment of debt per share	$—	$(0.05)	$0.21	$(0.05)

Gain on investment	$—	$2,400	$—	$2,400
Gain on investment per share	$—	$0.01	$—	$0.01

Interest capitalized	$1,457	$1,207	$2,866	$1,929
Interest capitalized per share	$0.01	$0.01	$0.01	$0.01

Litigation settlement	$—	$—	$800	$—
Litigation settlement per share	$—	$—	$—	$—

	As of June 30,
	2014	2013
Straight-line rent receivable	$63,411	$63,797

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to the Company	$37,958	$11,724	$93,252	$42,037
Adjustments:
Depreciation and amortization	70,609	68,117	139,692	137,173
Depreciation and amortization from unconsolidated affiliates	10,256	9,923	20,117	19,871
Depreciation and amortization from discontinued operations	—	2,398	—	5,004
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,569)	(1,282)	(3,102)	(2,889)
Interest expense	59,277	57,209	119,783	117,033
Interest expense from unconsolidated affiliates	9,662	9,764	19,153	19,836
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,307)	(977)	(2,618)	(1,953)
Abandoned projects expense	33	(1)	34	1
Gain on sales of real estate assets	(1,925)	(457)	(3,079)	(1,000)
Gain on investment	—	(2,400)	—	(2,400)
(Gain) loss on extinguishment of debt	—	9,108	(42,660)	9,108
Loss on impairment	106	21,038	17,256	21,038
Loss on impairment from discontinued operations	—	—	681	—
Income tax provision	786	757	1,183	583
Lease termination fees	(419)	(1,725)	(1,351)	(2,538)
Straight-line rent and above- and below-market lease amortization	(989)	(1,790)	(1,688)	(3,466)
Net income attributable to noncontrolling interest in earnings of Operating Partnership	4,620	36	12,271	3,527
Gain on discontinued operations	(107)	(91)	(90)	(872)
General and administrative expenses	11,336	12,876	26,109	26,300
Management fees and non-property level revenues	(6,159)	(1,071)	(13,130)	(2,607)
Company's share of property NOI	192,168	193,156	381,813	383,786
Non-comparable NOI	(15,129)	(19,441)	(31,401)	(39,791)
Total same-center NOI (1)	$177,039	$173,715	$350,412	$343,995
Total same-center NOI percentage change	1.9%		1.9%

Malls	$161,480	$159,256	$319,968	$314,826
Associated centers	8,450	8,064	16,613	16,275
Community centers	4,969	4,504	9,774	9,140
Offices and other	2,140	1,891	4,057	3,754
Total same-center NOI (1)	$177,039	$173,715	$350,412	$343,995

Percentage Change:
Malls	1.4%		1.6%
Associated centers	4.8%		2.1%
Community centers	10.3%		6.9%
Offices and other	13.2%		8.1%
Total same-center NOI (1)	1.9%		1.9%

(1) CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2014, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2014. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are non-core properties, properties under major redevelopment, properties where we intend to renegotiate the terms of the debt secured by the related property and properties included in discontinued operations.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014 and 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,876,236	$934,575	$4,810,811
Noncontrolling interests' share of consolidated debt	(89,872)	(8,535)	(98,407)
Company's share of unconsolidated affiliates' debt	649,646	105,706	755,352
Company's share of consolidated and unconsolidated debt	$4,436,010	$1,031,746	$5,467,756
Weighted average interest rate	5.47%	1.73%	4.76%

	As of June 30, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,534,693	$1,087,702	$4,622,395
Noncontrolling interests' share of consolidated debt	(68,211)	(5,700)	(73,911)
Company's share of unconsolidated affiliates' debt	657,160	132,824	789,984
Company's share of consolidated and unconsolidated debt	$4,123,642	$1,214,826	$5,338,468
Weighted average interest rate	5.51%	2.11%	4.74%

Debt-To-Total-Market Capitalization Ratio as of June 30, 2014
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,636	$19.00	$3,793,084
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,419,334
Company's share of total debt			5,467,756
Total market capitalization			$9,887,090
Debt-to-total-market capitalization ratio			55.3%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on June 30, 2014. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014 and 2013

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
2014:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,267	170,267	170,232	170,232
Weighted average Operating Partnership units	29,459	29,459	29,502	29,502
Weighted average shares- FFO	199,726	199,726	199,734	199,734

2013:
Weighted average shares - EPS	166,607	166,607	164,088	164,088
Weighted average Operating Partnership units	29,546	29,546	29,545	29,545
Weighted average shares- FFO	196,153	196,153	193,633	193,633

Dividend Payout Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Weighted average cash dividend per share	$0.25313	$0.23838	$0.50625	$0.47702
FFO as adjusted, per diluted fully converted share	$0.55	$0.55	$1.06	$1.08
Dividend payout ratio	46.0%	43.3%	47.8%	44.2%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	June 30, 2014	December 31, 2013
ASSETS
Real estate assets:
Land	$852,963	$858,619
Buildings and improvements	7,085,523	7,125,512
	7,938,486	7,984,131
Accumulated depreciation	(2,126,434)	(2,056,357)
	5,812,052	5,927,774
Developments in progress	185,906	139,383
Net investment in real estate assets	5,997,958	6,067,157
Cash and cash equivalents	63,482	65,500
Receivables:
Tenant, net of allowance for doubtful accounts of $2,380 and $2,379 in 2014 and 2013, respectively	76,468	79,899
Other, net of allowance for doubtful accounts of $1,120 and $1,241 in 2014 and 2013, respectively	22,108	23,343
Mortgage and other notes receivable	40,137	30,424
Investments in unconsolidated affiliates	271,868	277,146
Intangible lease assets and other assets	229,493	242,502
	$6,701,514	$6,785,971

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,810,811	$4,857,523
Accounts payable and accrued liabilities	315,298	333,875
Total liabilities	5,126,109	5,191,398
Commitments and contingencies
Redeemable noncontrolling partnership interests	36,540	34,639
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,260,769 and 170,048,144 issued and outstanding in 2014 and 2013, respectively	1,703	1,700
Additional paid-in capital	1,962,103	1,967,644
Accumulated other comprehensive income	9,659	6,325
Dividends in excess of cumulative earnings	(583,405)	(570,781)
Total shareholders' equity	1,390,085	1,404,913
Noncontrolling interests	148,780	155,021
Total equity	1,538,865	1,559,934
	$6,701,514	$6,785,971

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	June 30, 2014	December 31, 2013
ASSETS:
Investment in real estate assets	$2,227,426	$2,167,227
Accumulated depreciation	(587,591)	(555,174)
	1,639,835	1,612,053
Developments in progress	63,131	103,161
Net investment in real estate assets	1,702,966	1,715,214
Other assets	170,795	168,799
Total assets	$1,873,761	$1,884,013

LIABILITIES:
Mortgage and other indebtedness	$1,476,916	$1,468,422
Other liabilities	41,945	48,203
Total liabilities	1,518,861	1,516,625

OWNERS' EQUITY:
The Company	204,856	213,664
Other investors	150,044	153,724
Total owners' equity	354,900	367,388
Total liabilities and owners’ equity	$1,873,761	$1,884,013

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Total revenues	$61,400	$60,024	$123,221	$120,743
Depreciation and amortization	(19,230)	(19,122)	(38,017)	(38,270)
Operating expenses	(17,488)	(17,443)	(35,669)	(36,195)
Income from operations	24,682	23,459	49,535	46,278
Interest income	339	338	679	677
Interest expense	(18,746)	(19,043)	(37,304)	(38,711)
Net income	$6,275	$4,754	$12,910	$8,244

	Company's Share for the Three Months Ended June 30,		Company's Share for the Six Months Ended June 30,
	2014	2013	2014	2013

Total revenues	$32,066	$30,776	$64,018	$62,446
Depreciation and amortization	(10,256)	(9,923)	(20,117)	(19,871)
Operating expenses	(8,989)	(8,595)	(18,164)	(17,861)
Income from operations	12,821	12,258	25,737	24,714
Interest income	259	235	518	470
Interest expense	(9,662)	(9,764)	(19,153)	(19,836)
Net income	$3,418	$2,729	$7,102	$5,348

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
EBITDA:
Net income attributable to the Company	$37,958	$11,724	$93,252	$42,037

Adjustments:
Depreciation and amortization	70,609	68,117	139,692	137,173
Depreciation and amortization from unconsolidated affiliates	10,256	9,923	20,117	19,871
Depreciation and amortization from discontinued operations	—	2,398	—	5,004
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,569)	(1,282)	(3,102)	(2,889)
Interest expense	59,277	57,209	119,783	117,033
Interest expense from unconsolidated affiliates	9,662	9,764	19,153	19,836
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,307)	(977)	(2,618)	(1,953)
Income and other taxes	1,452	1,510	2,503	1,503
(Gain) loss on extinguishment of debt	—	9,108	(42,660)	9,108
Loss on impairment	106	21,038	17,256	21,038
Loss on impairment from discontinued operations	—	—	681	—
Abandoned projects	33	(1)	34	1
Gain on investment	—	(2,400)	—	(2,400)
Net income attributable to noncontrolling interest in earnings of Operating Partnership	4,620	36	12,271	3,527
Gain on depreciable property	(952)	—	(934)	—
Gain on discontinued operations	(89)	(91)	(90)	(872)
Company's share of total EBITDA	$190,056	$186,076	$375,338	$368,017

Interest Expense:
Interest expense	$59,277	$57,209	$119,783	$117,033
Interest expense from unconsolidated affiliates	9,662	9,764	19,153	19,836
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,307)	(977)	(2,618)	(1,953)
Company's share of total interest expense	$67,632	$65,996	$136,318	$134,916

Ratio of EBITDA to Interest Expense	2.81	2.82	2.75	2.73

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Company's share of total EBITDA	$190,056	$186,076	$375,338	$368,017
Interest expense	(59,277)	(57,209)	(119,783)	(117,033)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,307	977	2,618	1,953
Income and other taxes	(1,452)	(1,510)	(2,503)	(1,503)
Net amortization of deferred financing costs and debt premiums (discounts)	1,123	917	3,357	2,503
Net amortization of intangible lease assets and liabilities	138	134	267	(180)
Depreciation and interest expense from unconsolidated affiliates	(19,918)	(19,687)	(39,270)	(39,707)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,569	1,282	3,102	2,889
Noncontrolling interests in earnings of other consolidated subsidiaries	1,546	6,479	2,378	12,560
Gains on outparcel sales	(990)	(457)	(2,145)	(1,000)
Equity in earnings of unconsolidated affiliates	(3,418)	(2,729)	(7,102)	(5,348)
Distributions of earnings from unconsolidated affiliates	5,930	3,446	8,965	7,911
Share-based compensation expense	631	423	2,605	1,887
Provision for doubtful accounts	706	229	1,912	927
Change in deferred tax assets	(133)	(837)	316	1,824
Changes in operating assets and liabilities	1,352	4,630	(23,939)	(46,031)
Cash flows provided by operating activities	$119,170	$122,164	$206,116	$189,669

Supplemental Financial And Operating Information
As of June 30, 2014

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
Columbia Place	Columbia, SC	Sep-13		5.45%	$27,265	(a)	$27,265	$—
Mall del Norte	Laredo, TX	Dec-14		5.04%	113,400		113,400	—
The Promenade	D'lberville, MS	Dec-14	Dec-18	1.86%	48,770		—	48,770
Imperial Valley Mall	El Centro, CA	Sep-15		4.99%	50,620		50,620	—
CherryVale Mall	Rockford, IL	Oct-15		5.00%	79,335		79,335	—
Brookfield Square	Brookfield, IL	Nov-15		5.08%	88,981		88,981	—
East Towne Mall	Madison, WI	Nov-15		5.00%	67,667		67,667	—
West Towne Mall	Madison, WI	Nov-15		5.00%	95,579		95,579	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	28,676		28,676	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	39,050		39,050	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	12,189	(b)	12,189	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,856	(c)	10,856	—
Janesville Mall	Janesville, WI	Apr-16		8.38%	3,147		3,147	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	32,609	(d)	32,609	—
York Galleria	York, PA	Apr-16		4.55%	52,077	(e)	52,077	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.95%	11,275		—	11,275
Chapel Hill Mall	Akron, OH	Aug-16		6.10%	68,563		68,563	—
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	74,737		74,737	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	102,773		102,773	—
Midland Mall	Midland, MI	Aug-16		6.10%	33,542		33,542	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	57,175		57,175	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	40,482		40,482	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	52,490		52,490	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	133,521		133,521	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	15,129		15,129	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	95,422		95,422	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	39,417		39,417	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,977		19,977	—
EastGate Crossing	Cincinnati, OH	May-17		5.66%	14,868		14,868	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	64,984		64,984	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	39,533		39,533	—
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	152,801		152,801	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.90%	5,987		—	5,987
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	29,493		29,493	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	50,735		50,735	—
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,826		13,826	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	76,672		76,672	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	39,007		39,007	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	60,368		60,368	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	88,991		88,991	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	40,486		40,486	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,965		9,965	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	92,791		92,791	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Wausau Center	Wausau, WI	Apr-21		5.85%	18,583	18,583	—
Fayette Mall	Lexington, KY	May-21		5.42%	173,283	173,283	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	49,007	49,007	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	74,045	74,045	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	132,301	132,301	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	57,201	57,201	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	70,746	70,746	—
Arbor Place	Douglasville, GA	May-22		5.10%	118,411	118,411	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,844	20,844	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	40,211	40,211	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	69,037	69,037	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	65,010	65,010	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	38,380	38,380	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	79,306	79,306	—
	SUBTOTAL				$3,480,996	$3,414,964	$66,032
Weighted average interest rate					5.47%	5.54%	1.97%

Debt Premiums (Discounts): (f)
Imperial Valley Mall	El Centro, CA	Sep-15		3.75%	$766	$766	$—
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(608)	(608)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	1,693	1,693	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	4,800	4,800	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	2,208	2,208	—
	SUBTOTAL				$8,859	$8,859	$—
Weighted average interest rate					4.51%	4.51%

Total Loans On Operating Properties And Debt Premiums (Discounts)					$3,489,855	$3,423,823	$66,032
Weighted average interest rate					5.47%	5.54%	1.97%

Construction Loans:
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Aug-16	Aug-18	2.15%	$30,922	$—	$30,922
The Outlet Shoppes at Oklahoma City Phase III	Oklahoma City, OK	Apr-19	Apr-21	2.90%	545	—	545
The Outlet Shoppes at El Paso Phase II	El Paso, TX	Apr-18		2.90%	3,062	—	3,062
	SUBTOTAL				$34,529	$—	$34,529

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.55%	$222,829	$—	$222,829
$100,000 capacity		Feb-16		1.55%	9,000	—	9,000
$600,000 capacity		Nov-16	Nov-17	1.55%	149,383	—	149,383
	SUBTOTAL				$381,212	$—	$381,212

Unsecured term loans:
$50,000 term loan		Feb-18		2.05%	$50,000	$—	$50,000
$400,000 term loan		Jul-18		1.65%	400,000	—	400,000
	SUBTOTAL				$450,000	$—	$450,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	$450,000	$450,000	$—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(4,413)	(4,413)	—
	SUBTOTAL				$445,587	$445,587	$—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Other:
ERMC note (term loan)		May-17		3.50%	$6,826	$6,826	$—
ERMC note (revolver)		Jun-17		2.64%	2,802	—	2,802
	SUBTOTAL				$9,628	$6,826	$2,802

Total Consolidated Debt					$4,810,811	$3,876,236	$934,575
Weighted average interest rate					4.76%	5.50%	1.68%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Oct-14		5.09%	$37,619	$37,619	$—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	5,984	—	5,984
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.15%	20,314	—	20,314
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.40%	10,757	—	10,757
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.15%	30,992	—	30,992
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	88,636	88,636	—
Fremaux Town Center	Slidell, LA	Mar-16	Mar-18	2.28%	36,933	—	36,933
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,390	16,390	—
Governor's Square	Clarksville, TN	Sep-16		8.23%	8,868	8,868	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	11,247	11,247	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,959	19,959	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,665	6,665	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400	95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	2,658	2,658	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	53,266	53,266	—
York Town Center	York, PA	Feb-22		4.90%	18,088	18,088	—
York Town Center - Pier 1	York, PA	Feb-22		2.90%	726	—	726
West County Center	St. Louis, MO	Dec-22		3.40%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—
	SUBTOTAL				$755,352	$649,646	$105,706

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.99%	$(19,525)	$(19,525)	$—
Statesboro Crossing	Statesboro, GA	50%		1.95%	(5,637)	—	(5,637)
Hamilton Place	Chattanooga, TN	10%		5.86%	(10,277)	(10,277)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,513)	(1,513)	—
ERMC note (term loan)	Chattanooga, TN	50%		3.50%	(3,413)	(3,413)	—
ERMC note (revolver)	Chattanooga, TN	50%		2.64%	(1,401)	—	(1,401)
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(16,246)	(16,246)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.90%	(1,497)	—	(1,497)
The Terrace	Chattanooga, TN	8%		7.25%	(1,106)	(1,106)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(797)	(797)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(14,300)	(14,300)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,668)	(1,668)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,827)	(19,827)	—
	SUBTOTAL				$(97,207)	$(88,672)	$(8,535)

Less Noncontrolling Interests' Share Of Debt Premiums: (f)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	$(1,200)	$(1,200)	$—

Company's Share Of Consolidated And Unconsolidated Debt					$5,467,756	$4,436,010	$1,031,746
Weighted average interest rate					4.76%	5.47%	1.73%

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Total Debt of Unconsolidated Affiliates:
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Oct-14		5.09%	$75,238	(g)	$75,238	$—
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	5,984		—	5,984
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.15%	40,627		—	40,627
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.40%	10,757		—	10,757
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.15%	61,983		—	61,983
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700		275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	177,272		177,272	—
Fremaux Town Center	Slidell, LA	Mar-16	Mar-18	2.28%	36,934		—	36,934
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	32,780		32,780	—
Governor's Square	Clarksville, TN	Sep-16		8.23%	18,670		18,670	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	22,495		22,495	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	39,917		39,917	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	13,329		13,329	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800		190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,316		5,316	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	106,532		106,532	—
York Town Center	York, PA	Feb-22		4.90%	36,177		36,177	—
York Town Center - Pier 1	York, PA	Feb-22		2.90%	1,452		—	1,452
West County Center	St. Louis, MO	Dec-22		3.40%	190,000		190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000		100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000		16,000	—
					$1,457,963		$1,300,226	$157,737
Weighted average interest rate					4.94%		5.27%	2.23%

(a)
The lender notified the Company in the first quarter of 2012 that the loan had been placed in default. The lender receives the net operating cash flows of the property each month in lieu of scheduled monthly mortgage payments. The foreclosure process is expected to be complete in 2014.

(b)
The Company has an interest rate swap on a notional amount of $12,189, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(c)
The Company has an interest rate swap on a notional amount of $10,856, amortizing to $10,083 over the term of the swap, related to Gunbarrel Pointe to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(d)
The Company has an interest rate swap on a notional amount of $32,609, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(e)
The Company has an interest rate swap on a notional amount of $52,077, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(f)					The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.
(g)
Represents a first mortgage securing the property. In addition to the first mortgage, there is also $18,000 of B-notes that are payable to the Company and its joint venture partner, each of which hold $9,000.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2014	$140,665	$37,619	$—	$178,284	3.26%	5.11%
2015	470,258	232,470	—	702,728	12.85%	5.35%
2016	858,547	25,258	(29,802)	854,003	15.62%	4.62%
2017	635,301	197,992	(22,573)	810,720	14.83%	4.88%
2018	736,363	90,199	(5,637)	820,925	15.01%	3.28%
2019	80,228	—	—	80,228	1.47%	8.00%
2020	189,873	—	(1,106)	188,767	3.45%	6.35%
2021	553,683	—	(2,294)	551,389	10.08%	5.58%
2022	612,141	113,814	(15,968)	709,987	12.98%	4.72%
2023	529,306	58,000	(19,827)	567,479	10.38%	5.03%
Face Amount of Debt	4,806,365	755,352	(97,207)	5,464,510	99.94%	4.83%
Net Premiums on Debt	4,446	—	(1,200)	3,246	0.06%	—%
Total	$4,810,811	$755,352	$(98,407)	$5,467,756	100.00%	4.83%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2014	$189,435	$37,619	$—	$227,054	4.15%	4.42%
2015	693,087	294,533	—	987,620	18.06%	4.30%
2016	827,298	62,191	(35,439)	854,050	15.62%	4.67%
2017	485,918	135,929	(22,573)	599,274	10.96%	5.98%
2018	645,396	53,266	—	698,662	12.78%	3.49%
2019	86,760	—	(1,497)	85,263	1.56%	7.70%
2020	189,873	—	(1,106)	188,767	3.45%	6.35%
2021	547,151	—	(797)	546,354	9.99%	5.61%
2022	612,141	113,814	(15,968)	709,987	12.98%	4.72%
2023	529,306	58,000	(19,827)	567,479	10.38%	5.03%
Face Amount of Debt	4,806,365	755,352	(97,207)	5,464,510	99.94%	4.83%
Net Premiums on Debt	4,446	—	(1,200)	3,246	0.06%	—%
Total	$4,810,811	$755,352	$(98,407)	$5,467,756	100.00%	4.83%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	<60%	50.6%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.37x
Unencumbered NOI to unsecured interest expense	>1.75x	4.42x
EBITDA to fixed charges (debt service)	>1.50x	2.23x

Senior Unsecured 5.25% Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	55.0%
Secured debt to total assets	< 45%	39.6%
Total unencumbered assets to unsecured debt	> 150%	226.7%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.0x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014
Mall Portfolio Statistics

TIER 1 Sales > $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/14
			6/30/14	6/30/13	6/30/14	6/30/13
Acadiana Mall	Lafayette, LA	990,996
CoolSprings Galleria (2)	Nashville, TN	1,117,314
Cross Creek Mall	Fayetteville, NC	1,032,995
Dakota Square Mall	Minot, ND	813,246
Fayette Mall (2)	Lexington, KY	1,031,448
Friendly Center	Greensboro, NC	1,110,635
Hamilton Place	Chattanooga, TN	1,160,701
Imperial Valley Mall	El Centro, CA	825,826
Kirkwood Mall	Bismarck, ND	849,617
Mall del Norte	Laredo, TX	1,168,322
Oak Park Mall	Overland Park, KS	1,607,023
Park Plaza	Little Rock, AR	540,128
St. Clair Square	Fairview Heights, IL	1,077,319
Sunrise Mall	Brownsville, TX	750,789
The Outlet Shoppes at El Paso	El Paso, TX	378,955
West County Center	Des Peres, MO	1,207,632
West Towne Mall	Madison, WI	828,831
Total Tier 1 Malls		16,491,777	$444	$461	96.0%	96.6%	32.2%

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/14
			06/30/14	06/30/13	6/30/14	6/30/13
Arbor Place	Douglasville, GA	1,163,330
Asheville Mall	Asheville, NC	975,529
Brookfield Square	Brookfield, WI	1,021,033
Burnsville Center	Burnsville, MN	1,042,706
CherryVale Mall	Rockford, IL	844,649
Coastal Grand - Myrtle Beach	Myrtle Beach, SC	1,038,874
East Towne Mall	Madison, WI	788,119
EastGate Mall	Cincinnati, OH	850,521
Eastland Mall	Bloomington, IL	760,595
Frontier Mall	Cheyenne, WY	524,910
Governor's Square	Clarksville, TN	734,364
Greenbrier Mall	Chesapeake, VA	896,702
Hanes Mall	Winston-Salem, NC	1,505,319
Harford Mall	Bel Air, MD	505,455
Honey Creek Mall	Terre Haute, IN	673,953
Jefferson Mall	Louisville, KY	903,159
Laurel Park Place	Livonia, MI	490,087
Layton Hills Mall	Layton, UT	636,715
Northpark Mall	Joplin, MO	955,211
Northwoods Mall	Charleston, SC	772,635

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/14
			06/30/14	06/30/13	6/30/14	6/30/13
Old Hickory Mall	Jackson, TN	533,656
Parkdale Mall	Beaumont, TX	1,246,076
Parkway Place	Huntsville, AL	648,211
Post Oak Mall	College Station, TX	774,922
Richland Mall	Waco, TX	685,645
South County Center	St. Louis, MO	1,068,887
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,902
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,098
The Outlet Shoppes at Oklahoma City (4)	Oklahoma City, OK	376,422
Turtle Creek Mall	Hattiesburg, MS	845,815
Valley View Mall	Roanoke, VA	844,053
Volusia Mall	Daytona Beach, FL	1,065,830
Westmoreland Mall	Greensburg, PA	999,680
York Galleria	York, PA	764,660
Total Tier 2 Malls		28,549,363	$339	$346	93.6%	93.6%	45.0%

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/14
			06/30/14	06/30/13	6/30/14	6/30/13
Alamance Crossing	Burlington, NC	874,913
Bonita Lakes Mall	Meridian, MS	631,957
Cary Towne Center	Cary, NC	911,573
Chesterfield Mall (2) (5)	Chesterfield, MO	1,286,546
College Square	Morristown, TN	450,468
Fashion Square	Saginaw, MI	745,114
Foothills Mall	Maryville, TN	464,222
Hickory Point Mall	Decatur, IL	813,720
Janesville Mall	Janesville, WI	615,550
Kentucky Oaks Mall	Paducah, KY	984,345
Meridian Mall	Lansing, MI	949,358
Mid Rivers Mall	St. Peters, MO	1,089,026
Midland Mall	Midland, MI	468,314
Monroeville Mall	Pittsburgh, PA	1,037,742
Northgate Mall (2)	Chattanooga, TN	728,820
Pearland Town Center	Pearland, TX	644,708
Randolph Mall	Asheboro, NC	381,293
Regency Mall	Racine, WI	789,486
River Ridge Mall	Lynchburg, VA	764,243

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/14
			06/30/14	06/30/13	6/30/14	6/30/13
Stroud Mall	Stroudsburg, PA	398,146
The Lakes Mall	Muskegon, MI	589,764
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Walnut Square	Dalton, GA	496,374
Wausau Center	Wausau, WI	423,768
WestGate Mall	Spartanburg, SC	954,228
Total Tier 3 Malls		17,743,615	$267	$276	89.3%	89.2%	19.9%

Total Mall Portfolio		62,784,755	$354	$364	93.1%	93.1%	97.1%

Non-Core/Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/14
			06/30/14	06/30/13	6/30/14	6/30/13
Chapel Hill Mall	Akron, OH	863,766
Columbia Place	Columbia, SC	1,027,756
Gulf Coast Town Center	Ft. Myers, FL	1,235,209
Madison Square	Huntsville, AL	928,580
Triangle Town Center	Raleigh, NC	1,263,891
Total Non-Core/Lender Malls		5,319,202	N/A	N/A	N/A	N/A	2.9%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Properties are under redevelopment in 2014. The Fayette Mall redevelopment project only includes the former Sears building.
(3)	The Outlet Shoppes at Atlanta opened in July 2013 and is excluded from Sales Per Square Foot. It is included in Tier 2 based on a projection of 12-month sales.
(4)	The Outlet Shoppes at Oklahoma City is non-stabilized and is excluded from Sales Per Square Foot.
(5)	Chesterfield Mall is under major redevelopment in 2014 and is excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	486,359	$39.03	$41.83	7.2%	$43.28	10.9%
Stabilized malls	426,763	41.34	44.58	7.8%	46.18	11.7%
New leases	136,268	41.33	49.80	20.5%	52.82	27.8%
Renewal leases	290,495	41.35	42.13	1.9%	43.07	4.2%

Year-to-Date:
All Property Types (1)	1,089,423	$39.28	$42.02	7.0%	$43.26	10.1%
Stabilized malls	974,580	41.11	44.07	7.2%	45.41	10.5%
New leases	265,863	38.23	47.61	24.5%	50.53	32.2%
Renewal leases	708,717	42.19	42.75	1.3%	43.49	3.1%

Total Leasing Activity

Square Feet
Quarter:
Operating portfolio:
New leases	371,959
Renewal leases	654,827
Development portfolio:
New leases	115,605
Total leased	1,142,391

Year-to-Date:
Operating Portfolio:
New leases	661,867
Renewal leases	1,482,202
Development Portfolio:
New leases	415,301
Total leased	2,559,370

Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet

	As of June 30,
	2014	2013
Same-center stabilized malls	$30.46	$30.06
Stabilized malls	30.46	29.66
Non-stabilized malls	24.80	23.04
Associated centers	12.43	11.82
Community centers	15.93	15.74
Office buildings	19.56	19.16

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average Gross Rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2014, including the impact of any rent concessions.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Six Months Ended June 30, 2014 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2014:
New	181	493,458	8.26	$45.91	$48.57	$36.61	$9.30	25.4%	$11.96	32.7%
Renewal	481	1,399,757	4.03	38.02	38.89	36.17	1.85	5.1%	2.72	7.5%

Commencement 2014 Total	662	1,893,215	5.19	$40.07	$41.41	$36.28	$3.79	10.4%	$5.13	14.1%

Commencement 2015:
New	15	31,932	9.13	$56.53	$60.87	$41.47	$15.06	36.3%	$19.40	46.8%
Renewal	71	198,906	4.19	42.67	43.47	40.72	1.95	4.8%	2.75	6.8%

Commencement 2015 Total	86	230,838	5.05	$44.59	$45.88	$40.83	$3.76	9.2%	$5.05	12.4%

Total 2014/2015	748	2,124,053	5.17	$40.57	$41.89	$36.78	$3.79	10.3%	$5.11	13.9%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores		Square Feet	Percentage of Total Annualized Revenues
1	Limited Brands, LLC	157	(1)	821,654	3.24%
2	Signet Jewelers Limited	215	(2)	314,523	2.80%
3	Foot Locker, Inc.	138		574,103	2.26%
4	Ascena Retail Group, Inc.	179	(3)	896,776	2.17%
5	AE Outfitters Retail Company	83		499,616	2.07%
6	The Gap, Inc.	68		750,887	1.69%
7	Genesco Inc.	189	(4)	298,139	1.63%
8	Dick's Sporting Goods, Inc.	26	(5)	1,439,109	1.61%
9	JC Penney Company, Inc.	70	(6)	7,974,278	1.42%
10	Aeropostale, Inc.	92		337,606	1.32%
11	Abercrombie & Fitch, Co.	59		395,863	1.32%
12	Luxottica Group, S.P.A.	124	(7)	271,800	1.28%
13	Express Fashions	44		355,705	1.18%
14	Finish Line, Inc.	62		319,706	1.15%
15	Charlotte Russe Holding, Inc.	50		332,427	1.10%
16	Forever 21 Retail, Inc.	22		412,682	1.03%
17	The Buckle, Inc.	50		255,425	1.01%
18	Best Buy Co., Inc.	63	(8)	548,048	0.96%
19	Sun Capital Partners, Inc.	45	(9)	623,241	0.92%
20	New York & Company, Inc.	42		285,666	0.92%
21	Claire's Stores, Inc.	112		137,743	0.82%
22	The Children's Place Retail Stores, Inc.	60		263,304	0.82%
23	Barnes & Noble Inc.	19		579,099	0.77%
24	BonTon	21		2,263,002	0.74%
25	Cinemark	9		459,043	0.74%
		1,999		21,409,445	34.97%

(1)	Limited Brands, LLC operates Victoria's Secret and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Rogers Jewelers. In May 2014, Signet Jewelers acquired Zale Corporation which operates Zale, Peoples and Piercing Pagoda..

(3)	Ascena Retail Group, Inc. operates Justice, dressbarn, maurices, Lane Bryant and Catherines.
(4)	Genesco Inc. operates Journey's, Underground by Journey's, Hat World, Lids, Hat Zone, and Cap Factory stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy stores.
(6)
JC Penney Company, Inc. owns 33 of these stores. They closed three leased stores and one owned store in the second quarter of 2014 but continue to pay rent in accordance with the terms of their contracts.

(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	Sun Capital Partners, Inc. operates Gordmans, Limited Stores, Fazoli's Restaurants, Smokey Bones, Johnny Rockets and Bar Louie Restaurants.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2014

Capital Expenditures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Tenant allowances (1)	$12,367	$13,116	$23,779	$21,614

Renovations (2)	7,506	9,546	9,311	11,932

Deferred maintenance: (3)
Parking lot and parking lot lighting	4,644	864	5,938	1,054
Roof repairs and replacements	950	2,302	1,182	2,767
Other capital expenditures	(462)	1,592	1,887	2,914
Total deferred maintenance expenditures	5,132	4,758	9,007	6,735

Total capital expenditures	$25,005	$27,420	$42,097	$40,281

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2014	2013
Quarter ended:
March 31,	$773	$461
June 30,	807	356
September 30,		734
December 31,		876
	$1,580	$2,427

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014

Property Opened During the Six Months Ended June 30, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Fremaux Town Center - Phase I (3)	Slidell, LA	341,002	$55,583	$49,324	March-14	8.3%

Redevelopment Completed During the Six Months Ended June 30, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Redevelopment:
College Square - Longhorn Steakhouse & T.J. Maxx	Morristown, TN	30,271	$3,078	$2,858	April-14	10.6%

Properties Under Development at June 30, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Mall/Outlet Center Expansions:
The Outlet Shoppes at El Paso - Phase II (4)	El Paso, TX	44,014	$7,663	$4,222	Fall-14	12.0%
The Outlet Shoppes at Oklahoma City - Phase III (4)	Oklahoma City, OK	18,182	3,713	826	August-14	12.8%
Parkdale Mall - shops	Beaumont, TX	6,500	1,405	973	September-14	10.4%
		68,696	$12,781	$6,021
Outlet Center:
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,623	$76,890	$62,670	August-14	12.0%

Community Centers:
Fremaux Town Center - Phase II (3)	Slidell, LA	262,554	$34,847	$9,021	Fall-15	9.3%
Hammock Landing - Carmike (5)	West Melbourne, FL	47,000	12,371	8,272	July-14	7.4%
Parkway Plaza	Fort Oglethorpe, GA	134,100	17,066	4,112	Spring-15	8.7%
		443,654	$64,284	$21,405
Associated Center Redevelopment:
West Towne Crossing - Nordstrom Rack	Madison, WI	30,750	$5,693	$4,837	Fall-14	10.3%

Mall Redevelopment:
CoolSprings Galleria - Sears Redevelopment	Nashville, TN	175,000	$54,477	$17,206	2015/2016	7.2%
Fayette Mall - Sears Redevelopment	Lexington, KY	114,285	72,646	36,021	Fall-14/ Spring-15	7.6%
Monroeville Mall - Dick's Sporting Goods	Pittsburgh, PA	86,000	9,039	4,327	August-14	8.6%
Northgate Mall - Burlington	Chattanooga, TN	63,000	7,554	4,702	September-14	7.4%
Northgate Mall - Streetscape	Chattanooga, TN	48,084	8,752	98	Fall-14	11.2%
		486,369	$152,468	$62,354

Total Properties Under Development		1,404,092	$312,116	$157,287

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2014

Shadow Pipeline of Properties Under Development at June 30, 2014
(Dollars in thousands)
Property	Location	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Community Center Expansion:
Hammock Landing - Academy Sports (5)	West Melbourne, FL	62,943	$8,500 - $9,500	Spring-15	8% - 9%

Community Center:
Ambassador Town Center (3)	Lafayette, LA	400,000	$60,000 - $65,000	Fall-15	8% - 9%

Mall Redevelopment:
Meridian Mall - Gordmans	Lansing, MI	50,000	$7,000 - $8,000	Summer-15	9% - 10%

Total Shadow Pipeline		512,943	$75,500 - $82,500

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	This property is a 65/35 joint venture. Total cost and cost to date are reflected at 100%.
(4)	This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%.
(5)	This property is a 50/50 joint venture. Total cost and cost to date are reflected at 100%.